    As filed with the Securities and Exchange Commission on December 3, 1997


                                               Registration No. _______________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         Chadmoore Wireless Group, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                        Colorado                                                           84-1058165
-------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

        4720 Polaris Street, Las Vegas, Nevada                                               89103
-------------------------------------------------------------------------------------------------------------------
       (Address of Principal Executive Offices)                                            (Zip Code)

     Employee Benefit and Consulting Services Compensation Plan, as amended
-------------------------------------------------------------------------------
                            (Full title of the plan)


         The Corporation Company, 1675 Broadway, Denver, Colorado 80202
-------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (303) 629-2500
-------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum        Proposed maximum
  Title of securities        Amount to be          offering price        aggregate offering          Amount of
   to be registered           registered              per share                price           registration fee (1)
---------------------------------------------------------------------------------------------------------------------
     Common Stock,
  $.001 Par Value (2)           750,000                 $0.82                 $615,000                $186.36
=====================================================================================================================
        TOTALS                  750,000                                       $                       $
=====================================================================================================================

(1) The fee with respect to these shares has been calculated pursuant to Rule 457 of Regulation C under the Securities Act of 1933, as amended, and based upon the average of the bid and asked price per share of the Company's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc.'s Electronic Bulletin Board.

(2) To be issued, at the sole discretion of the Company, as Direct Shares, or Shares underlying options granted to and to be granted, under the Chadmoore Wireless Group, Inc. Employee Benefit and Consulting Services Compensation Plan, dated July 7, 1995, as amended.

                      REGISTRATION OF ADDITIONAL SECURITIES

         Chadmoore Wireless Group, Inc., a Colorado corporation (the "Company"), currently has two effective Registration Statements filed on Form S-8 relating to its employee benefit plan which registered securities of the same class as those being registered herewith: (i) File No. 33-94508, registering 800,000 shares of Common Stock, filed with the Securities and Exchange Commission (the "Commission") on July 12, 1995; and (ii) File No. 33-80405, registering 800,000 shares of Common Stock, filed with the Commission on December 14, 1995.


                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

         Note: The document(s) containing the information concerning the Chadmoore Wireless Group, Inc. Consulting and Services Compensation Plan, dated July 7, 1995, as amended (the "Plan"), required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Chadmoore Wireless Group, Inc., a Colorado corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Incorporated hereby by reference and made a part hereof is the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996; Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; Current Reports on Form 8-K filed January 13, 1997, January 30, 1997, February 28, 1997, June 27, 1997, August 3, 1997 and November 6, 1997; and Form 8-A which was declared effective by the Commission on July 12, 1996 (File No. 0-20999) registering the Company's Common Stock under Section 12 of the Exchange Act.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall he deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the securities being registered by this Registration Statement is being passed upon by Futro & Associates, P.C., Attorneys at Law, special securities counsel to the Company. Futro & Associates, P.C. or members of its firm may in the future be issued shares or options to purchase shares pursuant to the Plan, which shares of $.001 par value common stock may be restricted or registered pursuant to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 109 of the Colorado Business Corporation Act, and Article X of the Company's Articles of Incorporation, as amended, generally permit the Company to indemnify any officer or director of the Company for claims and liabilities, including legal expenses, which he may incur in his capacity as such, provided that he acted in good faith and in a manner that he reasonably believed to be in the best interests of the Company. However, he may not be indemnified in connection with a proceeding in which he is found to be liable to the Company or where he is found to have received an improper personal benefit from the Company. To the extent that an officer or director is successful in defending himself in any proceeding to which he was a party, he is to be indemnified against his reasonable expenses incurred by him in connection with the proceeding.

         In addition, Article XIV of the Company's Articles of Incorporation limits the liability of directors for monetary damages for certain breaches of fiduciary duties, as permitted under the Colorado Business Corporation Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a complete list of exhibits filed as a part of, or incorporated by reference in, this Registration Statement.

    Exhibit No.              Description
    -----------              -----------
        4.4                  Registration  Statement  of the Company on Form 8-A  (declared  effective  on July 12,
                             1996, File No. 0-20999, and incorporated herein by reference)

        5.1                  Opinion of Counsel, Futro & Associates, P.C. *

       10.14                 Employee  Benefit  and  Consulting  and  Services  Compensation  Plan,  as  amended on
                             November 18, 1997 *

       23.1                  Consent of KPMG Peat Marwick LLP, Certified Public Accountants *

       23.2                  Consent of  Counsel,  Futro &  Associates,  P.C.  (contained  as part of  Exhibit  5.1 hereto)

* Filed herewith

ITEM 9.  UNDERTAKINGS.

         The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3)of the Securities Act of 1933 (the "Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona tide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, December 3, 1997.


                                  CHADMOORE WIRELESS GROUP, INC.


                                  By: /s/ Robert W. Moore
                                      ---------------------------------------
                                      Robert W. Moore, Chief Executive Officer,
                                      President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                                  By: /s/ Robert W. Moore
                                      ---------------------------------------
                                      Robert W. Moore, Chief Executive Officer,
                                      President, Director

                                  Dated: December 3, 1997



                                  By: /s/ Jan S. Zwaik
                                      ---------------------------------------
                                      Jan S. Zwaik, Chief Financial Officer,
                                      Chief Operating Officer, Treasurer,
                                      Director

                                  Dated: December 3, 1997



                                  By: /s/ William C. Bossung
                                      ---------------------------------------
                                      William C. Bossung, Secretary, Director

                                  Dated: December 3, 1997

                                  EXHIBIT INDEX

    Exhibit No.              Description
    -----------              -----------
        4.4                  Registration  Statement  of the Company on Form 8-A  (declared  effective  on July 12,
                             1996, File No. 0-20999, and incorporated herein by reference)

        5.1                  Opinion of Counsel, Futro & Associates, P.C. *

       10.14                 Employee  Benefit and  Consulting  Services  Compensation  Plan as amended on November
                             18, 1997 *

       23.1                  Consent of KPMG Peat Marwick LLP, Certified Public Accountants *

       23.2                  Consent of  Counsel,  Futro &  Associates,  P.C.  (contained  as part of  Exhibit  5.1 hereto)

* Filed herewith